Exhibit 11

                         READING & BATES CORPORATION
                              AND SUBSIDIARIES

     COMPUTATION OF EARNINGS PER COMMON SHARE, PRIMARY AND FULLY DILUTED
              (in thousands except share and per share amounts)

                                                 Years ended December 31,
                                            ----------------------------------
                                               1993        1992        1991
                                            ----------  ----------  ----------
PRIMARY EARNINGS (LOSS) PER SHARE:
Weighted average number of common
  shares outstanding                        55,497,487  49,017,535  37,968,432
                                            ==========  ==========  ==========
Income (loss) from continuing
  operations before extraordinary gain
  and cumulative effect of change in
  accounting principle                      $    4,656  $    3,402  $  (17,385)
Adjustments:
  Less: Dividends paid on $1.625
         Convertible Preferred Stock            (2,052)          -           -
        Accretion in redemption price
         of redeemable stocks                        -      (5,275)     (1,862)
                                            ----------  ----------  ----------
Adjusted income (loss) from continuing
  operations before extraordinary gain
  and cumulative effect of change in
  accounting principle                           2,604      (1,873)    (19,247)

Income from discontinued operations                  -           -       2,156

Extraordinary gain                                   -           -       3,725

Cumulative effect of change in
  accounting principle                               -           -     (18,860)
                                            ----------  ----------  ----------
Adjusted net income (loss) applicable
  to common shares outstanding -
  assuming no dilution                      $    2,604  $   (1,873) $  (32,226)
                                            ==========  ==========  ==========
Earnings (loss) per common share:

  Adjusted income (loss) from
    continuing operations                   $      .05  $     (.04) $     (.51)

  Income from discontinued operations                -           -         .06

  Extraordinary gain                                 -           -         .10

  Cumulative effect of change in
    accounting principle                             -           -        (.50)
                                            ----------  ----------  ----------
Net earnings (loss) per common
  share - assuming no dilution              $      .05  $     (.04) $     (.85)
                                            ==========  ==========  ==========

                         READING & BATES CORPORATION
                              AND SUBSIDIARIES

     COMPUTATION OF EARNINGS PER COMMON SHARE, PRIMARY AND FULLY DILUTED
              (in thousands except share and per share amounts)

                                                 Years ended December 31,
                                            ----------------------------------
                                               1993        1992        1991
                                            ----------  ----------  ----------
FULLY DILUTED EARNINGS (LOSS) PER SHARE:

Weighted average number of common
  shares outstanding                        55,497,487  49,017,535  37,968,432

Assume conversion of securities:
  8% Senior Subordinated Convertible
   Debentures                                  703,270     663,208     623,180
  8% Convertible Subordinated Debentures        16,661      16,661      16,661
  $1.625 Convertible Preferred Stock         3,704,684           -           -
  Redeemable Preferred Stock                         -           -     434,912
  Common Stock Subject to Redemption                 -           -     527,373
  Carnegie subscription agreement                    -           -   1,975,610
                                            ----------  ----------  ----------
Adjusted common shares outstanding
  - fully diluted                           59,922,102  49,697,404  41,546,168
                                            ==========  ==========  ==========
Adjusted net income (loss) applicable
  to common shares outstanding
  - assuming no dilution                    $    2,604  $   (1,873) $  (32,226)
Adjustments:
  Interest on 8% Senior Subordinated
    Convertible Debentures                       2,351       2,029       1,149
  Interest on 8% Convertible
    Subordinated Debentures                      1,983       1,875       1,194
  Dividends paid on $1.625
    Convertible Preferred Stock                  2,052           -           -
  Accretion in redemption price
    of redeemable stocks                             -           -       1,862
                                            ----------  ----------  ----------
Adjusted net income (loss)
  applicable to common shares
  outstanding - assuming full
  dilution                                  $    8,990  $    2,031  $  (28,021)
                                            ==========  ==========  ==========
Net income (loss) per common
  share - assuming full
  dilution (antidilutive)                   $      .15  $      .04  $     (.67)
                                            ==========  ==========  ==========